Exhibit 24 (a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Craig T. Beazer, Lauren A. Mogensen and Edward P. O'Keefe, and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2011, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ Brian T. Moynihan
Brian T. Moynihan
Chief Executive Officer and President

Dated: February 23, 2012

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer,	February 23, 2012
Brian T. Moynihan	President and Director
(Principal Executive Officer)

/s/ Bruce R. Thompson	Chief Financial Officer	February 23, 2012
Bruce R. Thompson	(Principal Financial Officer)

/s/ Neil A. Cotty	Chief Accounting Officer	February 23, 2012
Neil A. Cotty	(Principal Accounting Officer)

/s/ Mukesh D. Ambani	Director	February 23, 2012
Mukesh D. Ambani

/s/ Susan S. Bies	Director	February 23, 2012
Susan S. Bies

/s/ Frank P. Bramble, Sr.	Director	February 23, 2012
Frank P. Bramble, Sr.

/s/ Virgis W. Colbert	Director	February 23, 2012
Virgis W. Colbert

/s/ Charles K. Gifford	Director	February 23, 2012
Charles K. Gifford

/s/ Charles O. Holliday, Jr.	Director	February 23, 2012
Charles O. Holliday, Jr.

/s/ D. Paul Jones, Jr.	Director	February 23, 2012
D. Paul Jones, Jr.

/s/ Monica C. Lozano	Director	February 23, 2012
Monica C. Lozano

/s/ Thomas J. May	Director	February 23, 2012
Thomas J. May

/s/ Donald E. Powell	Director	February 23, 2012
Donald E. Powell

/s/ Charles O. Rossotti	Director	February 23, 2012
Charles O. Rossotti

/s/ Robert W. Scully	Director	February 23, 2012
Robert W. Scully